Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS SECOND QUARTER RESULTS

Richmond, Va., July 18, 2018 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $47.3 million and earnings per share of $0.72 for its second quarter ended June 30, 2018. Net operating earnings(1) were $53.9 million and operating earnings per share(1) was $0.82 for its second quarter ended June 30, 2018; these operating results exclude $6.5 million in after-tax merger-related costs.

Net income was $64.0 million and earnings per share was $0.97 for the six months ended June 30, 2018. Net operating earnings(1) were $92.7 million and operating earnings per share(1) were $1.41 for the six months ended June 30, 2018; these operating results exclude $28.8 million in after-tax merger-related costs.

“Union followed up on our strong first quarter with a number of accomplishments during the second quarter that align with our stated strategic priorities - positioning us for profitable growth and the delivery of top tier financial metrics, which we expect to achieve in the fourth quarter of 2018,” said John C. Asbury, President and CEO of Union Bankshares Corporation. “This quarter’s accomplishments included successfully converting the core data systems for Xenith Bank, exiting the mortgage origination business, divesting the national scope marine finance business acquired from Xenith Bank, divesting a non-strategic third party consumer lending portfolio and continuing to build out the commercial banking teams across the franchise.

Our second quarter actions demonstrate Union is executing on its strategic priorities with intensity and a sharp focus on our core business lines. We are especially pleased that our commercial banking build out is occurring at an accelerated pace and that we have achieved our long-term loan to deposit ratio target. Union has never been better positioned to achieve its profitability and growth objectives.”

Select highlights for the second quarter of 2018 include:

•	Performance metrics linked quarter

◦	Return on Average Assets (“ROA”) was 1.44% compared to 0.52% in the first quarter of 2018. Operating ROA(1) increased to 1.63% compared to 1.21% in the first quarter of 2018.

◦	Return on Average Equity (“ROE”) was 10.28% compared to 3.70% in the first quarter of 2018. Operating ROE(1) was 11.69% compared to 8.64% in the first quarter of 2018.

◦	Return on Average Tangible Common Equity (“ROTCE”) was 17.74% compared to 6.43% in the first quarter of 2018. Operating ROTCE(1) increased to 20.19% compared to 15.03% in the first quarter of 2018.

◦
Efficiency ratio declined to 57.2% compared to 82.2% in the first quarter of 2018 and the efficiency ratio (FTE) declined to 56.5% compared to 81.0% in the first quarter of 2018. Operating efficiency ratio(1) improved to 51.0% compared to 59.0% in the first quarter of 2018.

•	Notable activity during the second quarter

◦
On May 23, 2018, the Company's wholly-owned bank subsidiary, Union Bank & Trust, announced that it had entered into a definitive agreement with a third party mortgage company to team together to offer residential mortgages. As a result of this arrangement, Union Bank & Trust began winding-down the operations of Union Mortgage Group, its wholly-owned subsidiary. In connection with this transaction, the Company recorded exit costs totaling approximately $3.4 million, which includes goodwill impairment of approximately $864,000. These costs and the Company's mortgage segment results are reported within discontinued operations results.

◦
On June 29, 2018, Union Bank & Trust entered into an agreement to sell substantially all of the assets and certain specific liabilities of its Shore Premier Finance division, consisting primarily of marine loans totaling approximately $383.9 million, for a purchase price consisting of approximately $375.0 million in cash and 1,250,000 shares of the purchasing company's common stock. The sale generated an after-tax gain of approximately $16.5 million, net of transaction and other related costs.

◦	On June 29, 2018, Union Bank & Trust sold approximately $206.3 million in consumer home improvement loans that had been originated through a third-party lending program. These loans were sold at par.

◦
The Company closed three branches during the second quarter of 2018 as part of conversion activities related to its acquisition of Xenith Bankshares, Inc. (“Xenith”). After further analyzing its branch footprint, the Company has decided to consolidate an additional seven branches, approximately 5% of the Company's branch network, during the third quarter of 2018. The upcoming branch closures resulted in after-tax branch closure costs of approximately $474,000 that were recorded in the second quarter of 2018.

◦
On April 1, 2018, Union Bank & Trust completed its acquisition of Dixon, Hubard, Feinour, & Brown, Inc. ("DHFB"), a Roanoke, Virginia based investment advisory firm with approximately $600 million in assets under management and advisement. DHFB operates as a subsidiary of Union Bank & Trust and from its offices in Roanoke, Virginia.

(1) For a reconciliation of the non-GAAP operating measures that exclude merger-related costs unrelated to the Company’s normal operations, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

NET INTEREST INCOME

For the second quarter of 2018, net interest income was $108.2 million, an increase of $4.7 million from the first quarter of 2018. Tax-equivalent net interest income was $110.2 million in the second quarter of 2018, an increase of $4.9 million from the first quarter of 2018. The increases in both net interest income and tax-equivalent net interest income were primarily driven by higher earning asset balances and higher yields on those balances. The second quarter net interest margin increased 6 basis points to 3.72% from 3.66% in the previous quarter, while the tax-equivalent net interest margin increased 7 basis points to 3.79% from 3.72% during the same periods. The increases in the net interest margin and tax-equivalent net interest margin were principally due to an approximate 16 basis point increase in the yield on earning assets, partially offset by an approximate 9 basis point increase in the cost of funds.

The Company’s tax-equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the second quarter of 2018, net accretion related to acquisition accounting increased $325,000 from the prior quarter to $5.9 million for the quarter ended June 30, 2018. The first and second quarters of 2018 and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Deposit Accretion	Borrowings Amortization	Total
For the quarter ended March 31, 2018	$4,846	$832	$(98)	$5,580
For the quarter ended June 30, 2018	5,324	685	(104)	5,905
For the remaining six months of 2018 (estimated)	5,650	1,036	(304)	6,382
For the years ending (estimated):
2019	9,626	1,170	(660)	10,136
2020	7,655	284	(734)	7,205
2021	6,023	108	(805)	5,326
2022	4,319	21	(827)	3,513
2023	2,739	—	(850)	1,889
Thereafter	9,670	—	(11,633)	(1,963)

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the second quarter of 2018, the Company experienced declines in nonperforming asset (“NPA”) balances from the prior quarter, primarily related to sales of other real estate owned (“OREO”). Past due loan levels as a percentage of total loans held for investment at June 30, 2018 were consistent with past due loan levels at March 31, 2018 and June 30, 2017. Charge-off levels increased from the first quarter of 2018 and were primarily related to the consumer loan portfolio, while the provision for loan losses declined from the first quarter of 2018.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $101.5 million (net of fair value mark of $23.1 million).

Nonperforming Assets
At June 30, 2018, NPAs totaled $33.7 million, a decrease of $1.6 million, or 4.5%, from March 31, 2018 and a decline of $399,000, or 1.2%, from June 30, 2017. In addition, NPAs as a percentage of total outstanding loans at June 30, 2018 was 0.36%, consistent with March 31, 2018 and a decline of 14 basis points from 0.50% at June 30, 2017. As the Company's NPAs have been at historic lows over the last several quarters, certain changes from quarter to quarter might stand out in comparison to one another but have no significant impact on the Company's overall asset quality position.

The following table shows a summary of nonperforming asset balances at the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Nonaccrual loans	$25,662	$25,138	$21,743	$20,122	$24,574
Foreclosed properties	7,241	8,079	5,253	6,449	6,828
Former bank premises	754	2,020	1,383	2,315	2,654
Total nonperforming assets	$33,657	$35,237	$28,379	$28,886	$34,056

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Beginning Balance	$25,138	$21,743	$20,122	$24,574	$22,338
Net customer payments	(2,651)	(1,455)	(768)	(4,642)	(1,498)
Additions	5,063	5,451	4,335	4,114	5,979
Charge-offs	(539)	(403)	(1,305)	(3,376)	(2,004)
Loans returning to accruing status	(1,349)	(182)	(448)	—	(134)
Transfers to OREO	—	(16)	(193)	(548)	(107)
Ending Balance	$25,662	$25,138	$21,743	$20,122	$24,574

The following table shows the activity in OREO for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Beginning Balance	$10,099	$6,636	$8,764	$9,482	$9,605
Additions of foreclosed property	283	44	325	621	132
Acquisitions of foreclosed property (1)	(162)	4,204	—	—	—
Acquisitions of former bank premises	—	1,208	—	—	—
Valuation adjustments	(383)	(759)	(1,046)	(588)	(19)
Proceeds from sales	(1,858)	(1,255)	(1,419)	(648)	(272)
Gains (losses) from sales	16	21	12	(103)	36
Ending Balance	$7,995	$10,099	$6,636	$8,764	$9,482
(1) Includes subsequent measurement period adjustments.

Past Due Loans
Past due loans still accruing interest totaled $38.2 million, or 0.41% of total loans, at June 30, 2018 compared to $41.6 million, or 0.42% of total loans, at March 31, 2018 and $27.4 million, or 0.40% of total loans, at June 30, 2017. Of the total past due loans still accruing interest, $6.9 million, or 0.07% of total loans, were loans past due 90 days or more at June 30, 2018, compared to $2.6 million, or 0.03% of total loans, at March 31, 2018 and $3.6 million, or 0.05% of total loans, at June 30, 2017.

Net Charge-offs
For the second quarter of 2018, net charge-offs were $1.8 million, or 0.07% of total average loans on an annualized basis, compared to $1.1 million, or 0.05%, for the prior quarter and $2.5 million, or 0.15%, for the same quarter last year. Of the net charge-offs in the second quarter of 2018, the majority were related to consumer loans.

Provision for Loan Losses
The provision for loan losses for the second quarter of 2018 was $2.7 million, a decrease of $864,000 compared to the previous quarter and an increase of $349,000 compared to the same quarter in 2017. The decrease in provision from the first quarter of 2018 was primarily driven by lower levels of loan growth in the current quarter.

Allowance for Loan Losses (“ALL”)
The ALL increased $641,000 from March 31, 2018 to $41.3 million at June 30, 2018 primarily due to organic loan growth during the quarter. The ALL as a percentage of the total loan portfolio was 0.44% at June 30, 2018, 0.41% at March 31, 2018, and 0.56% at June 30, 2017. The quarter-over-quarter increase in the allowance ratio was primarily due to the sale of loans during the second quarter of 2018, while the year-over-year decline in the allowance ratio was primarily attributable to the acquisition of Xenith. In acquisition accounting, there is no carryover of previously established allowance for loan losses.

The ratio of the ALL to nonaccrual loans was 160.8% at June 30, 2018, compared to 161.6% at March 31, 2018 and 155.5% at June 30, 2017. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $20.3 million to $40.6 million for the quarter ended June 30, 2018 from $20.3 million in the prior quarter, primarily driven by the net gain on sale of the Shore Premier Finance division of $20.9 million. During the first quarter of 2018, noninterest income included a gain of $1.4 million related to the sale of the Company's ownership interest in a payments-related company. Excluding these gains from their respective quarters, noninterest income increased $847,000, or 4.5%, for the quarter ended June 30, 2018 when compared to the prior quarter. The increase in customer-related fee income of $1.6 million was primarily due to the acquisition of DHFB as well as higher overdraft fees and debit card interchange fees. Partially offsetting this increase, the Company experienced losses on the sales of securities in the second quarter of 2018 compared to gains in the first quarter of 2018.

NONINTEREST EXPENSE

Noninterest expense decreased $16.6 million to $85.1 million for the quarter ended June 30, 2018 from $101.7 million in the prior quarter. Excluding merger-related costs of $8.3 million and $27.7 million in the second and first quarters of 2018, respectively, operating noninterest expense increased $2.8 million, or 3.8%, to $76.9 million when compared to the first quarter of 2018. The increase in operating noninterest expense was primarily related to increased marketing expenses of $1.9 million associated with the launch of the Union Bank & Trust brand in Xenith's footprint as well as higher levels of debit card rewards expenses. In addition, operating noninterest expense in the second quarter of 2018 included approximately $770,000 in expenses for DHFB and branch closure costs of approximately $600,000 related to the decision to consolidate seven branches in the third quarter of 2018.

INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. Among other things, the Tax Act reduced the corporate tax rate to 21% from the prior maximum rate of 35%, effective for tax years including or commencing January 1, 2018. As a result of the reduction of the corporate tax rate to 21%, companies are required to revalue their deferred tax assets and liabilities as of the date of enactment, with resulting tax effects accounted for in the fourth quarter of 2017. The Company continues to evaluate the impact on its 2017 tax expense of the revaluation required by the lower corporate tax rate implemented by the Tax Act, which management has estimated to fall between $5.0 million and $8.0 million. During the fourth quarter of 2017, the Company recorded $6.3 million in additional tax expense based on the Company's preliminary analysis of the impact of the Tax Act. The Company's preliminary estimate of the impact of the Tax Act is based on currently available information and interpretation of its provisions. The actual results may differ from the current estimate due to, among other things, further guidance that may be issued by U.S. tax authorities or regulatory bodies and/or changes in interpretations and assumptions that the Company has preliminarily made. The Company's evaluation of the impact of the Tax Act is subject to refinement for up to one year after enactment. No additional adjustments related to the Tax Act were recorded in the second quarter of 2018.

The effective tax rate for the three months ended June 30, 2018 was 19.0% compared to 10.3% for the three months ended March 31, 2018. The increase in the effective tax rate was primarily due to tax benefits related to stock compensation of approximately $1.2 million recorded during the first quarter of 2018 in accordance with ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” as well as tax-exempt income being a lower component of pre-tax income in the second quarter of 2018 compared to the first quarter of 2018.

BALANCE SHEET

At June 30, 2018, total assets were $13.1 billion, a decrease of $83.2 million from March 31, 2018, a result of the sale of the Shore Premier loans and certain third party lending loans at the end of the quarter.

At June 30, 2018, loans held for investment (net of deferred fees and costs) were $9.3 billion, a decrease of $515.5 million from March 31, 2018, while average loans increased $128.9 million, or 5.3% (annualized), from the prior quarter. Adjusted for the sale of the Shore Premier loans and certain third party lending program loans, loans held for investment grew $66.7 million, or 2.9% (annualized), from March 31, 2018.

At June 30, 2018, total deposits were $9.8 billion, an increase of $119.3 million, or 4.9% (annualized), from March 31, 2018, while average deposits increased $181.5 million, or 7.7% (annualized), from the prior quarter.

The following table shows the Company's regulatory capital ratios at the quarters ended:

	June 30,	March 31,	June 30,
	2018	2018	2017
Common equity Tier 1 capital ratio (1)	9.74%	9.03%	9.39%
Tier 1 capital ratio (1)	10.95%	10.19%	10.57%
Total capital ratio (1)	12.81%	11.97%	13.00%
Leverage ratio (Tier 1 capital to average assets) (1)	9.46%	9.32%	9.61%
Common equity to total assets	14.27%	13.93%	11.56%
Tangible common equity to tangible assets (2)	8.86%	8.54%	8.32%

(1) All ratios at June 30, 2018 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(2) For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

During the second quarter of 2018, the Company declared and paid cash dividends of $0.21 per common share, consistent with the first quarter of 2018 and an increase of $0.01, or 5.0%, compared to the second quarter of 2017.

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 147 branches, 7 of which are operated as Xenith Bank, a division of Union Bank &

Trust of Richmond, Virginia, and approximately 200 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, Inc., which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Union Bankshares Corporation will hold a conference call on Wednesday, July 18th, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908; international callers wishing to participate may do so by dialing (973) 453-3058. The conference ID number is 7389206.

NON-GAAP MEASURES
In reporting the results of the quarter and six months ended June 30, 2018, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•
the possibility that any of the anticipated benefits of the Merger with Xenith will not be realized or will not be realized within the expected time period, the expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame, revenues following the Merger may be lower than expected, or customer and employee relationships and business operations may be disrupted by the Merger,

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets,

•	levels of unemployment in Union Bank & Trust’s lending area,

•	real estate values in Union Bank & Trust’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber threats, attacks, or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

•	the impact of the Tax Act, including, but not limited to, the effect of the lower corporate tax rate, including on the valuation of the Company's tax assets and liabilities,

•	any future refinements to the Company's preliminary analysis of the impact of the Tax Act on the Company,

•	changes in the effect of the Tax Act due to issuance of interpretive regulatory guidance or enactment of corrective or supplement legislation,

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	As of & For Three Months Ended			Six Months Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$132,409	$124,379	$80,926	$256,789	$157,365
Interest expense	24,241	20,907	12,222	45,149	22,294
Net interest income	108,168	103,472	68,704	211,640	135,071
Provision for credit losses	2,147	3,524	2,184	5,671	4,288
Net interest income after provision for credit losses	106,021	99,948	66,520	205,969	130,783
Noninterest income	40,597	20,267	15,262	60,865	32,075
Noninterest expenses	85,140	101,743	57,575	186,885	112,668
Income before income taxes	61,478	18,472	24,207	79,949	50,190
Income tax expense	11,678	1,897	6,725	13,575	13,507
Income from continuing operations	49,800	16,575	17,482	66,374	36,683
Discontinued operations, net of tax	(2,473)	64	474	(2,408)	397
Net income	$47,327	$16,639	$17,956	$63,966	$37,080

Interest earned on earning assets (FTE) (1)	$134,417	$126,217	$83,869	$260,634	$163,049
Net interest income (FTE) (1)	110,176	105,310	71,647	215,485	140,755

Key Ratios
Earnings per common share, diluted	$0.72	$0.25	$0.41	$0.97	$0.85
Return on average assets (ROA)	1.44%	0.52%	0.82%	0.98%	0.87%
Return on average equity (ROE)	10.28%	3.70%	7.02%	7.03%	7.34%
Return on average tangible common equity (ROTCE) (2)	17.74%	6.43%	10.15%	12.18%	10.66%
Efficiency ratio	57.23%	82.22%	68.57%	68.58%	67.41%
Efficiency ratio (FTE) (1)	56.47%	81.02%	66.25%	67.63%	65.19%
Net interest margin	3.72%	3.66%	3.47%	3.69%	3.49%
Net interest margin (FTE) (1)	3.79%	3.72%	3.62%	3.76%	3.64%
Yields on earning assets (FTE) (1)	4.62%	4.46%	4.24%	4.54%	4.22%
Cost of interest-bearing liabilities (FTE) (1)	1.06%	0.93%	0.79%	1.00%	0.74%
Cost of funds (FTE) (1)	0.83%	0.74%	0.62%	0.78%	0.58%

Operating Measures (3)
Net operating earnings	$53,864	$38,875	$20,314	$92,739	$39,438
Operating earnings per share, diluted	$0.82	$0.59	$0.46	$1.41	$0.90
Operating ROA	1.63%	1.21%	0.93%	1.43%	0.92%
Operating ROE	11.69%	8.64%	7.94%	10.19%	7.81%
Operating ROTCE	20.19%	15.03%	11.48%	17.65%	11.35%
Operating efficiency ratio (FTE) (1)	50.98%	58.95%	63.09%	54.60%	63.60%

Per Share Data
Earnings per common share, basic	$0.72	$0.25	$0.41	$0.97	$0.85
Earnings per common share, diluted	0.72	0.25	0.41	0.97	0.85
Cash dividends paid per common share	0.21	0.21	0.20	0.42	0.40
Market value per share	38.88	36.71	33.90	38.88	33.90
Book value per common share	28.47	27.87	23.79	28.47	23.79
Tangible book value per common share (2)	16.62	16.14	16.50	16.62	16.50
Price to earnings ratio, diluted	13.46	36.21	20.61	19.88	19.78
Price to book value per common share ratio	1.37	1.32	1.42	1.37	1.42
Price to tangible book value per common share ratio (2)	2.34	2.27	2.05	2.34	2.05
Weighted average common shares outstanding, basic	65,919,055	65,554,630	43,693,427	65,737,849	43,674,070
Weighted average common shares outstanding, diluted	65,965,577	65,636,262	43,783,952	65,801,926	43,755,045
Common shares outstanding at end of period	65,939,375	65,895,421	43,706,000	65,939,375	43,706,000

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (4)	9.74%	9.03%	9.39%	9.74%	9.39%
Tier 1 capital ratio (4)	10.95%	10.19%	10.57%	10.95%	10.57%
Total capital ratio (4)	12.81%	11.97%	13.00%	12.81%	13.00%
Leverage ratio (Tier 1 capital to average assets) (4)	9.46%	9.32%	9.61%	9.46%	9.61%
Common equity to total assets	14.27%	13.93%	11.56%	14.27%	11.56%
Tangible common equity to tangible assets (2)	8.86%	8.54%	8.32%	8.86%	8.32%

Financial Condition
Assets	$13,066,106	$13,149,292	$8,915,187	$13,066,106	$8,915,187
Loans held for investment	9,290,259	9,805,723	6,771,490	9,290,259	6,771,490
Earning Assets	11,494,113	11,595,325	8,094,574	11,494,113	8,094,574
Goodwill	725,195	724,106	298,191	725,195	298,191
Amortizable intangibles, net	51,211	50,092	17,422	51,211	17,422
Deposits	9,797,272	9,677,955	6,764,434	9,797,272	6,764,434
Stockholders' equity	1,864,870	1,831,077	1,030,869	1,864,870	1,030,869
Tangible common equity (2)	1,088,464	1,056,879	715,256	1,088,464	715,256

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,250,448	$1,249,196	$799,938	$1,250,448	$799,938
Commercial real estate - owner occupied	1,293,791	1,279,155	888,285	1,293,791	888,285
Commercial real estate - non-owner occupied	2,318,589	2,230,463	1,698,329	2,318,589	1,698,329
Multifamily real estate	541,730	547,520	367,257	541,730	367,257
Commercial & Industrial	1,093,771	1,125,733	568,602	1,093,771	568,602
Residential 1-4 Family - commercial	723,945	714,660	589,398	723,945	589,398
Residential 1-4 Family - mortgage	607,155	604,354	477,121	607,155	477,121
Auto	296,706	288,089	274,162	296,706	274,162
HELOC	626,916	642,084	535,088	626,916	535,088
Consumer	298,021	839,699	387,782	298,021	387,782
Other Commercial	239,187	284,770	185,528	239,187	185,528
Total loans held for investment	$9,290,259	$9,805,723	$6,771,490	$9,290,259	$6,771,490

Deposits
NOW accounts	$2,147,999	$2,185,562	$1,882,287	$2,147,999	$1,882,287
Money market accounts	2,758,704	2,692,662	1,559,895	2,758,704	1,559,895
Savings accounts	643,894	654,931	558,472	643,894	558,472
Time deposits of $100,000 and over	1,019,577	819,056	580,962	1,019,577	580,962
Other time deposits	1,034,171	1,268,319	681,248	1,034,171	681,248
Total interest-bearing deposits	$7,604,345	$7,620,530	$5,262,864	$7,604,345	$5,262,864
Demand deposits	2,192,927	2,057,425	1,501,570	2,192,927	1,501,570
Total deposits	$9,797,272	$9,677,955	$6,764,434	$9,797,272	$6,764,434

Averages
Assets	$13,218,227	$13,019,572	$8,747,377	$13,119,448	$8,607,225
Loans held for investment	9,809,083	9,680,195	6,628,011	9,744,995	6,506,632
Securities	1,625,273	1,567,269	1,229,593	1,596,431	1,218,741
Earning assets	11,661,189	11,475,099	7,934,405	11,568,658	7,798,427
Deposits	9,645,186	9,463,697	6,637,742	9,554,943	6,523,148
Time deposits	2,063,414	2,085,930	1,248,818	2,074,610	1,230,045
Interest-bearing deposits	7,549,953	7,489,893	5,179,774	7,520,089	5,097,004
Borrowings	1,617,322	1,614,691	1,023,599	1,616,013	1,005,224
Interest-bearing liabilities	9,167,275	9,104,584	6,203,373	9,136,102	6,102,228
Stockholders' equity	1,847,366	1,824,588	1,026,148	1,836,072	1,018,277
Tangible common equity (2)	1,069,886	1,048,824	709,793	1,059,446	701,138

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17
Asset Quality	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$40,629	$38,208	$38,414	$38,208	$37,192
Add: Recoveries	1,201	1,480	827	2,681	1,672
Less: Charge-offs	2,980	2,559	3,327	5,539	4,960
Add: Provision for loan losses	2,660	3,524	2,311	6,184	4,303
Add: Provision for loan losses included in discontinued operations	(240)	(24)	(11)	(264)	7
Ending balance	$41,270	$40,629	$38,214	$41,270	$38,214

ALL / total outstanding loans	0.44%	0.41%	0.56%	0.44%	0.56%
Net charge-offs / total average loans	0.07%	0.05%	0.15%	0.06%	0.10%
Provision / total average loans	0.11%	0.15%	0.14%	0.13%	0.13%

Total PCI loans, net of fair value mark	$101,524	$102,861	$56,167	$101,524	$56,167
Remaining fair value mark on purchased performing loans	36,207	44,766	15,382	36,207	15,382

Nonperforming Assets
Construction and land development	$6,485	$6,391	$5,659	$6,485	$5,659
Commercial real estate - owner occupied	2,845	2,539	1,279	2,845	1,279
Commercial real estate - non-owner occupied	3,068	2,089	4,765	3,068	4,765
Commercial & Industrial	1,387	1,969	4,281	1,387	4,281
Residential 1-4 Family	9,550	9,441	6,128	9,550	6,128
Auto	463	394	270	463	270
HELOC	1,669	2,072	2,059	1,669	2,059
Consumer and all other	195	243	133	195	133
Nonaccrual loans	$25,662	$25,138	$24,574	$25,662	$24,574
Other real estate owned	7,995	10,099	9,482	7,995	9,482
Total nonperforming assets (NPAs)	$33,657	$35,237	$34,056	$33,657	$34,056
Construction and land development	$144	$322	$83	$144	$83
Commercial real estate - owner occupied	2,512	—	56	2,512	56
Commercial real estate - non-owner occupied	—	—	298	—	298
Commercial & Industrial	100	200	55	100	55
Residential 1-4 Family	2,801	1,261	2,369	2,801	2,369
Auto	121	170	35	121	35
HELOC	570	306	544	570	544
Consumer and all other	673	371	185	673	185
Loans ≥ 90 days and still accruing	$6,921	$2,630	$3,625	$6,921	$3,625
Total NPAs and loans ≥ 90 days	$40,578	$37,867	$37,681	$40,578	$37,681
NPAs / total outstanding loans	0.36%	0.36%	0.50%	0.36%	0.50%
NPAs / total assets	0.26%	0.27%	0.38%	0.26%	0.38%
ALL / nonaccrual loans	160.82%	161.62%	155.51%	160.82%	155.51%
ALL / nonperforming assets	122.62%	115.30%	112.21%	122.62%	112.21%

Past Due Detail
Construction and land development	$648	$403	$602	$648	$602
Commercial real estate - owner occupied	3,775	4,985	3,148	3,775	3,148
Commercial real estate - non-owner occupied	44	1,867	1,530	44	1,530
Multifamily real estate	86	—	500	86	500
Commercial & Industrial	1,921	2,608	1,652	1,921	1,652
Residential 1-4 Family	7,142	9,917	2,477	7,142	2,477
Auto	2,187	2,167	1,562	2,187	1,562
HELOC	2,505	3,564	1,405	2,505	1,405
Consumer and all other	2,722	4,179	1,891	2,722	1,891
Loans 30-59 days past due	$21,030	$29,690	$14,767	$21,030	$14,767

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$292	$1,291	$26	$292	$26
Commercial real estate - owner occupied	1,819	777	194	1,819	194
Commercial real estate - non-owner occupied	—	—	571	—	571
Commercial & Industrial	1,567	1,254	113	1,567	113
Residential 1-4 Family	3,742	2,357	5,663	3,742	5,663
Auto	419	193	240	419	240
HELOC	1,622	1,346	964	1,622	964
Consumer and all other	761	2,074	1,242	761	1,242
Loans 60-89 days past due	$10,222	$9,292	$9,013	$10,222	$9,013

Troubled Debt Restructurings
Performing	$15,696	$13,292	$14,947	$15,696	$14,947
Nonperforming	4,001	4,284	4,454	4,001	4,454
Total troubled debt restructurings	$19,697	$17,576	$19,401	$19,697	$19,401

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$108,168	$103,472	$68,704	$211,640	$135,071
FTE adjustment	2,008	1,838	2,943	3,845	5,684
Net interest income (FTE) (non-GAAP) (1)	$110,176	$105,310	$71,647	$215,485	$140,755
Average earning assets	11,661,189	11,475,099	7,934,405	11,568,658	7,798,427
Net interest margin	3.72%	3.66%	3.47%	3.69%	3.49%
Net interest margin (FTE) (1)	3.79%	3.72%	3.62%	3.76%	3.64%

Tangible Assets
Ending assets (GAAP)	$13,066,106	$13,149,292	$8,915,187	$13,066,106	$8,915,187
Less: Ending goodwill	725,195	724,106	298,191	725,195	298,191
Less: Ending amortizable intangibles	51,211	50,092	17,422	51,211	17,422
Ending tangible assets (non-GAAP)	$12,289,700	$12,375,094	$8,599,574	$12,289,700	$8,599,574

Tangible Common Equity (2)
Ending equity (GAAP)	$1,864,870	$1,831,077	$1,030,869	$1,864,870	$1,030,869
Less: Ending goodwill	725,195	724,106	298,191	725,195	298,191
Less: Ending amortizable intangibles	51,211	50,092	17,422	51,211	17,422
Ending tangible common equity (non-GAAP)	$1,088,464	$1,056,879	$715,256	$1,088,464	$715,256

Average equity (GAAP)	$1,847,366	$1,824,588	$1,026,148	$1,836,072	$1,018,277
Less: Average goodwill	726,934	724,106	298,191	725,527	298,191
Less: Average amortizable intangibles	50,546	51,658	18,164	51,099	18,948
Average tangible common equity (non-GAAP)	$1,069,886	$1,048,824	$709,793	$1,059,446	$701,138

Operating Measures (3)
Net income (GAAP)	$47,327	$16,639	$17,956	$63,966	$37,080
Plus: Merger-related costs, net of tax	6,537	22,236	2,358	28,773	2,358
Net operating earnings (non-GAAP)	$53,864	$38,875	$20,314	$92,739	$39,438

Noninterest expense (GAAP)	$85,140	$101,743	$57,575	$186,885	$112,668
Less: Merger-related costs	8,273	27,712	2,744	35,985	2,744
Operating noninterest expense (non-GAAP)	$76,867	$74,031	$54,831	$150,900	$109,924

Net interest income (FTE) (non-GAAP) (1)	$110,176	$105,310	$71,647	$215,485	$140,755
Noninterest income (GAAP)	40,597	20,267	15,262	60,865	32,075

Efficiency ratio	57.23%	82.22%	68.57%	68.58%	67.41%
Efficiency ratio (FTE) (1)	56.47%	81.02%	66.25%	67.63%	65.19%
Operating efficiency ratio (FTE)	50.98%	58.95%	63.09%	54.60%	63.60%

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17
Other Data	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
End of period full-time employees	1,702	1,824	1,432	1,702	1,432
Number of full-service branches	147	150	112	147	112
Number of full automatic transaction machines ("ATMs")	199	216	174	199	174

(1) Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2) Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3) Operating measures exclude merger-related costs unrelated to the Company’s normal operations. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(4) All ratios at June 30, 2018 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	June 30,	December 31,	June 30,
	2018	2017	2017
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$153,078	$117,586	$135,759
Interest-bearing deposits in other banks	417,423	81,291	45,473
Federal funds sold	7,552	496	678
Total cash and cash equivalents	578,053	199,373	181,910
Securities available for sale, at fair value	1,586,248	974,222	960,537
Securities held to maturity, at carrying value	47,604	199,639	205,630
Restricted stock, at cost	104,837	75,283	69,631
Loans held for investment, net of deferred fees and costs	9,290,259	7,141,552	6,771,490
Less allowance for loan losses	41,270	38,208	38,214
Net loans held for investment	9,248,989	7,103,344	6,733,276
Premises and equipment, net	160,508	119,604	121,367
Other real estate owned, net of valuation allowance	7,995	6,636	9,482
Goodwill	725,195	298,528	298,191
Amortizable intangibles, net	51,211	14,803	17,422
Bank owned life insurance	260,124	182,854	180,110
Other assets	251,878	96,235	90,297
Assets of discontinued operations	43,464	44,658	47,334
Total assets	$13,066,106	$9,315,179	$8,915,187
LIABILITIES
Noninterest-bearing demand deposits	$2,192,927	$1,502,208	$1,501,570
Interest-bearing deposits	7,604,345	5,489,510	5,262,864
Total deposits	9,797,272	6,991,718	6,764,434
Securities sold under agreements to repurchase	50,299	49,152	34,543
Other short-term borrowings	742,900	745,000	602,000
Long-term borrowings	507,077	425,262	434,260
Other liabilities	99,327	54,008	45,026
Liabilities of discontinued operations	4,361	3,710	4,055
Total liabilities	11,201,236	8,268,850	7,884,318
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 65,939,375 shares, 43,743,318 shares, and 43,706,000 shares, respectively.	87,129	57,744	57,643
Additional paid-in capital	1,376,294	610,001	607,666
Retained earnings	415,492	379,468	361,552
Accumulated other comprehensive income (loss)	(14,045)	(884)	4,008
Total stockholders' equity	1,864,870	1,046,329	1,030,869
Total liabilities and stockholders' equity	$13,066,106	$9,315,179	$8,915,187

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and fees on loans	$119,540	$112,652	$72,317	$232,193	$140,200
Interest on deposits in other banks	676	647	115	1,323	186
Interest and dividends on securities:
Taxable	8,012	7,072	4,982	15,084	9,905
Nontaxable	4,181	4,008	3,512	8,189	7,074
Total interest and dividend income	132,409	124,379	80,926	256,789	157,365
Interest expense:
Interest on deposits	13,047	11,212	6,100	24,259	11,176
Interest on short-term borrowings	5,166	4,249	1,400	9,415	2,350
Interest on long-term borrowings	6,028	5,446	4,722	11,475	8,768
Total interest expense	24,241	20,907	12,222	45,149	22,294
Net interest income	108,168	103,472	68,704	211,640	135,071
Provision for credit losses	2,147	3,524	2,184	5,671	4,288
Net interest income after provision for credit losses	106,021	99,948	66,520	205,969	130,783
Noninterest income:
Service charges on deposit accounts	6,189	5,894	4,613	12,083	9,129
Other service charges and fees	1,278	1,233	1,120	2,512	2,259
Interchange fees, net	4,792	4,489	3,867	9,280	7,449
Fiduciary and asset management fees	4,040	3,056	2,725	7,096	5,519
Gains on securities transactions, net	(88)	213	117	125	598
Bank owned life insurance income	1,728	1,667	1,335	3,395	3,460
Loan-related interest rate swap fees	898	718	1,031	1,617	2,211
Gain on Shore Premier sale	20,899	—	—	20,899	—
Other operating income	861	2,997	454	3,858	1,450
Total noninterest income	40,597	20,267	15,262	60,865	32,075
Noninterest expenses:
Salaries and benefits	40,777	40,741	28,930	81,518	59,553
Occupancy expenses	6,159	6,067	4,453	12,226	9,106
Furniture and equipment expenses	3,103	2,937	2,598	6,041	5,064
Printing, postage, and supplies	1,282	1,060	1,393	2,342	2,525
Communications expense	1,009	1,095	870	2,104	1,771
Technology and data processing	4,322	4,560	3,842	8,881	7,646
Professional services	2,671	2,554	2,054	5,225	3,664
Marketing and advertising expense	3,288	1,436	2,270	4,725	4,002
FDIC assessment premiums and other insurance	1,882	2,185	947	4,067	1,652
Other taxes	2,895	2,886	2,022	5,782	4,043
Loan-related expenses	1,843	1,315	1,128	3,158	2,292
OREO and credit-related expenses	1,122	1,532	342	2,654	884
Amortization of intangible assets	3,215	3,181	1,544	6,396	3,180
Training and other personnel costs	1,125	1,006	1,018	2,132	1,967
Merger-related costs	8,273	27,712	2,744	35,985	2,744
Other expenses	2,174	1,476	1,420	3,649	2,575
Total noninterest expenses	85,140	101,743	57,575	186,885	112,668
Income from continuing operations before income taxes	61,478	18,472	24,207	79,949	50,190
Income tax expense	11,678	1,897	6,725	13,575	13,507
Income from continuing operations	$49,800	$16,575	$17,482	$66,374	$36,683

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (continued)
(Dollars in thousands, except share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Discontinued operations:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income (loss) from operations of discontinued mortgage segment	$(3,085)	$76	$745	$(3,008)	651
Income tax expense (benefit)	(612)	12	271	(600)	254
Income (loss) on discontinued operations	(2,473)	64	474	(2,408)	397
Net income	$47,327	$16,639	$17,956	$63,966	$37,080
Basic earnings per common share	$0.72	$0.25	$0.41	$0.97	$0.85
Diluted earnings per common share	$0.72	$0.25	$0.41	$0.97	$0.85

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	June 30, 2018			March 31, 2018
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$1,077,656	$8,012	2.98%	$1,020,691	$7,072	2.81%
Tax-exempt	547,617	5,293	3.88%	546,578	5,073	3.76%
Total securities	1,625,273	13,305	3.28%	1,567,269	12,145	3.14%
Loans, net (3) (4)	9,809,083	120,039	4.91%	9,680,195	113,135	4.74%
Other earning assets	226,833	1,073	1.90%	227,635	937	1.67%
Total earning assets	11,661,189	$134,417	4.62%	11,475,099	$126,217	4.46%
Allowance for loan losses	(41,645)			(39,847)
Total non-earning assets	1,598,683			1,584,320
Total assets	$13,218,227			$13,019,572

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$4,836,642	$6,790	0.56%	$4,759,523	$5,555	0.47%
Regular savings	649,897	217	0.13%	644,440	212	0.13%
Time deposits (5)	2,063,414	6,040	1.17%	2,085,930	5,445	1.06%
Total interest-bearing deposits	7,549,953	13,047	0.69%	7,489,893	11,212	0.61%
Other borrowings (6)	1,617,322	11,194	2.78%	1,614,691	9,695	2.44%
Total interest-bearing liabilities	9,167,275	24,241	1.06%	9,104,584	20,907	0.93%

Noninterest-bearing liabilities:
Demand deposits	2,095,233			1,973,804
Other liabilities	108,353			116,596
Total liabilities	11,370,861			11,194,984
Stockholders' equity	1,847,366			1,824,588
Total liabilities and stockholders' equity	$13,218,227			$13,019,572

Net interest income		$110,176			$105,310

Interest rate spread			3.56%			3.53%
Cost of funds			0.83%			0.74%
Net interest margin			3.79%			3.72%

(1) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(3) Nonaccrual loans are included in average loans outstanding.
(4) Interest income on loans includes $5.3 million and $4.8 million for the three months ended June 30, 2018 and March 31, 2018, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Interest expense on time deposits includes $685,000 and $832,000 for the three months ended June 30, 2018 and March 31, 2018, respectively, in accretion of the fair market value adjustments related to acquisitions.

(6) Interest expense on borrowings includes $104,000 and $98,000 for the three months ended June 30, 2018 and March 31, 2018, respectively, in amortization of the fair market value adjustments related to acquisitions.